UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2008

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	001-14913	58-1631302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA		30303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Director; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On August 1, 2008, Citizens Trust Bank (the “Bank”), the wholly-owned subsidiary of Citizens Bancshares Corporation (the “Company”) replaced its existing Executive Supplemental Retirement Plan Agreements (“original plan”) for a number of its officers, including James E. Young, President and Chief Executive Officer, Cynthia N. Day, Senior Executive Vice President and Chief Operating Officer, Robert E. Nesbit, Alabama Division President of Citizens Trust Bank, Kevin J. Wilson, Executive Vice President and Chief Credit Officer, and Samuel J. Cox, Executive Vice President and Chief Financial Officer, with a Supplemental Executive Retirement Plan (the “SERP”).   The decision to replace the existing plan for the SERP and terminate the Bank’s endorsement split dollar agreements was primarily the result of recent changes in accounting rules governing Split Dollar Life Insurance Plans and the uncertainty of the future financial impact on the Bank’s earnings and the participant’s benefits from the original plan.  The SERP was also adopted in order to replace the Bank’s “indexed retirement plan” under which the retirement benefit is dependent on the difference in the earnings under a life insurance policy or policies and the Bank’s “cost of funds” as defined under the original plan, to a defined benefit plan under which the retirement benefit is a fixed dollar amount.  The SERP is also intended to satisfy the requirements of Section 409A of the Internal Revenue Code (“Code”).   Each executive who has been chosen to participate in the SERP has entered into a joinder agreement with the Bank which sets forth his or her benefit under the SERP.  The SERP and joinder agreements are attached to this Form 8-K.

******

In addition to the execution of the SERP, August 1, the Bank has effectively terminated its endorsement split dollar agreements with each of Messrs. Young and Cox and Ms. Day subject to the execution of an Employee Insurance Bonus Plan (“Bonus Plan”) for their benefit, and for the benefit of Mr. Nesbitt, Mr. Wilson and certain other officers of the Bank and the Company.   Each participant chosen to participate in the Bonus Plan will be required to enter into a participation agreement.  Only certain active employees of the Bank will be eligible to participate in the Bonus Plan.  Under the Bonus Plan, the Bank has agreed to pay a bonus to each of the eligible executives in order to provide the executives with income to purchase individually owned life insurance policies.   The bonus is expected to fully cover the annual premium cost of the life insurance policy purchased by each executive and will also provide an amount, determined by formula, in order to cover some or all of the income and employment taxes on the amounts paid to the executives under the Bonus Plan for the life insurance policies.  In the event of Mr. Young’s or Ms. Day’s involuntary termination from the Bank or voluntary termination for good reason (as defined under the Bonus Plan), the remaining amounts that would have been paid to such person to cover future premium payments and taxes will be accelerated and paid in a lump sum payment within two and one-half months of their separation from service.

There are four other executives also participating in the Bonus Plan.   The Bonus Plan will be filed when finalized.

Item 9.01  Financial Statements, Pro Forma Information, and Exhibits

Exhibit 10.1          Supplemental Executive Retirement Agreement

Exhibit 10.2          Supplemental Executive Retirement Plan Joinder Agreement for James E. Young

Exhibit 10.3          Supplemental Executive Retirement Plan Joinder Agreement for Cynthia N. Day

Exhibit 10.4          Supplemental Executive Retirement Plan Joinder Agreement for Samuel J. Cox

Exhibit 10.5          Supplemental Executive Retirement Plan Joinder Agreement for Robert E. Nesbit

Exhibit 10.6          Supplemental Executive Retirement Plan Joinder Agreement for Kevin Wilson

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

		By:	/s/ James E. Young
James E. Young
President and CEO

Dated:	August 7, 2008